Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement of Arrow Financial Corporation on Form S-4 of our report dated April 6, 2026 on the consolidated financial statements of Adirondack Bancorp, Inc. and Subsidiary as of December 31, 2025 and 2024, and for the years then ended and to the reference to us under the headings “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ Bonadio & Co. LLP

Syracuse, New York

May 5, 2026